EXHIBIT 99.1


                                              95 Enterprise, Suite 100
SAFEGUARD                                     Aliso Viejo, California 92656-2605
DENTAL & VISION                               949.425.4300

CONTACT:  DENNIS L. GATES
          SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
          (949) 425-4531

                       SAFEGUARD ANNOUNCES FOURTH QUARTER
                              AND YEAR-END RESULTS

ALISO VIEJO, CALIFORNIA (APRIL 14, 2004) - SafeGuard Health Enterprises, Inc. (OTC Bulletin Board: SFGD) today announced results for the fourth quarter and year ended December 31, 2003.

In commenting on the 2003 results, James E. Buncher, SafeGuard's president and chief executive officer, said, "We are pleased with the progress we made during 2003, and believe our momentum will continue in 2004. The fourth quarter of 2003 included two months of combined results from our acquisition of Health Net Dental and Vision. Results for the fourth quarter of 2003 were also positively affected by fewer workdays during November and December due to the holidays and the way weekends fell on the calendar, resulting in lower than normal claims costs for the two months of combined operations. We expect the first quarter of 2004 to return to a more normal pattern of claims costs and continue to believe the Health Net acquisition will result in revenue and earnings growth by the Company. We continue to pursue our going private transaction and will be filing an amended Information Statement with the SEC which includes the 2003 results."

Revenue for the three months ended December 31, 2003, was $36.8 million, compared with $21.5 million for the same period in 2002, an increase of 71%. The Company reported income before income taxes of $1.3 million for the quarter ended December 31, 2003, compared with $0.3 million for the same period last year. The Company recognized an income tax benefit of $5.0 million during the fourth quarter of 2003, which was primarily due to a decrease in the valuation allowance against the Company's net deferred tax assets. The net deferred tax assets had been fully reserved since 1999. The valuation allowance was decreased because the Company determined that, based on its recent profitability and future outlook, it is more likely than not that the Company will realize substantially all of its net deferred tax assets. The Company reported net income of $6.3 million, or $0.14 per share, for the quarter ended December 31, 2003, compared with net income of $1.1 million, or $0.03 per share, for the same period last year. Income before income taxes was $0.03 per share for the fourth quarter of 2003, compared to $0.01 per share for the same period in 2002.

Revenue for the year ended December 31, 2003, was $104.9 million, compared with $83.0 million for the same period in 2002, an increase of 26%. There was an income tax benefit of $4.8 million during 2003, which was primarily due to a decrease in the valuation allowance against the Company's net deferred tax assets, as discussed above. Net income for the year ended December 31, 2003, was $7.8 million, or $0.20 per share, compared with net income of $1.4 million, or $0.04 per share, for the same period last year.

SafeGuard Health Enterprises, Inc. is committed to the dental and vision business, with nearly 30 years experience. The Company provides dental and vision HMO, PPO, indemnity and ASO products to approximately 1.5 million members primarily in California, Florida and Texas. For more information, visit SafeGuard's web site at www.safeguard.net.
                            -----------------

SafeGuard notes that statements contained in this news release that are not based on historical facts are forward-looking statements, and as such, are subject to uncertainties and risks that could cause actual results to differ materially from those projected or implied by such statements. These risks, contingencies and uncertainties, many of which are beyond SafeGuard's control, include those risk factors that are set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2003, and the Company's Current Reports on Form 8-K, all on file with the U.S. Securities and Exchange Commission.

                    SAFEGUARD HEALTH ENTERPRISES, INC. AND SUBSIDIARIES
                        CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                        (UNAUDITED)

                                                       THREE MONTHS ENDED       YEAR ENDED
                                                       ---------------------------------------
                                                          DECEMBER 31,         DECEMBER 31,
                                                       ---------------------------------------
                                                         2003      2002      2003       2002
                                                       --------  --------  ---------  --------
Premium revenue, net                                   $36,841   $21,499   $104,891   $83,043
Health care services expense                            26,036    14,165     73,194    57,937
Selling, general and administrative expense              9,522     7,218     28,684    24,874
                                                       --------  --------  ---------  --------
   Operating income                                      1,283       116      3,013       232

Investment and other income                                259       296        490       607
Interest expense                                          (268)     (117)      (530)     (232)
                                                       --------  --------  ---------  --------
Income before income taxes                               1,274       295      2,973       607
Income tax expense (benefit)                            (4,981)     (820)    (4,840)     (820)
                                                       --------  --------  ---------  --------
   Net income                                          $ 6,255   $ 1,115   $  7,813   $ 1,427
                                                       ========  ========  =========  ========

Net income per share:
   Basic                                               $  0.18   $  0.03   $   0.22   $  0.04
   Diluted                                                0.14      0.03       0.20      0.04

Weighted average shares outstanding:
   Basic                                                35,741    35,677     35,719    35,130
   Diluted                                              46,228    36,010     40,244    35,638

RECONCILIATION OF OPERATING INCOME TO EBITDA:

Operating income                                       $ 1,283   $   116   $  3,013   $   232
Depreciation and amortization of property
   and equipment and intangible assets                     767       566      2,110     1,474
                                                       --------  --------  ---------  --------
Earnings before interest, taxes, depreciation
   and amortization (EBITDA)                           $ 2,050   $   682   $  5,123   $ 1,706
                                                       ========  ========  =========  ========

CALCULATION OF INCOME BEFORE INCOME TAXES PER SHARE:

Income before income taxes                             $ 1,274   $   295   $  2,973   $   607
Interest expense on convertible
   notes, if applicable                                    251        --        442        --
                                                       --------  --------  ---------  --------
      Adjusted income before income taxes                1,525       295      3,415       607
Weighted average diluted shares outstanding             46,228    36,010     40,244    35,638
                                                       --------  --------  ---------  --------
      Income before income taxes per share             $  0.03   $  0.01   $   0.08   $  0.02
                                                       ========  ========  =========  ========

                SAFEGUARD HEALTH ENTERPRISES, INC. AND SUBSIDIARIES
                           SELECTED BALANCE SHEET DATA
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                           DEC. 31,   DEC. 31,
                                                             2003       2002
                                                           ---------  ---------

Cash and short-term investments                            $  28,199  $  12,704
Total current assets                                          37,104     16,111
Restricted investments in marketable securities                2,932      3,254
Total assets                                                  71,238     34,114
Total current liabilities                                     23,588     14,093
Long-term debt and other long-term liabilities                23,760      4,010
Stockholders' equity                                          23,890     16,011


                                      -END-